UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________
 FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2012
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Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)
 ___________________________

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Updated Form of Indemnification Agreement for Directors and Executive Officers
On May 8, 2012, the Board of Directors of Silicon Graphics International Corp. (the “Company”) approved an updated form of indemnification agreement that amends and restates in its entirety the indemnification agreements previously entered between the Company and its directors and executive officers. The Company intends to enter into this form of indemnification agreement with each of its current and future directors and executive officers.
Under the updated indemnification agreement, the Company agrees to indemnify each of its directors and executive officers, to the fullest extent permitted by law and the Company's Bylaws, against any claims related to his or her activities as a director, officer, employee or agent of the Company. The Company also agrees to advance expenses to the indemnified person, and the indemnified person agrees to repay the advanced amount if and to the extent it is ultimately determined that he or she was not entitled to be indemnified by the Company.
The above description of the new form of indemnification agreement is qualified in its entirety by reference to the form indemnification agreement attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Form of Indemnification Agreement for directors and executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Silicon Graphics International Corp.
Dated: May 14, 2012	By:	/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Senior Vice President, General Counsel and Corporate Secretary